EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: August 3, 2004

GTCR FUND VII/A, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Elisabeth M. Martin
Name:	Elisabeth M. Martin
Its:	Attorney-in-Fact

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Elisabeth M. Martin
Name:	Elisabeth M. Martin
Its:	Attorney-in-Fact

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Elisabeth M. Martin
Name:	Elisabeth M. Martin
Its:	Attorney-in-Fact

GTCR PARTNERS VII, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Elisabeth M. Martin
Name:	Elisabeth M. Martin
Its:	Attorney-in-Fact

GTCR GOLDER RAUNER, L.L.C.

By:	/s/ Elisabeth M. Martin
Name:	Elisabeth M. Martin
Its:	Attorney-in-Fact